2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Reports 2013 Results
Same-Property RevPAR Increased 6.4 Percent; Adjusted EBITDA rose 31.5 Percent

Bethesda, MD, February 20, 2014 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the fourth quarter and year ended December 31, 2013. The Company’s results include the following:

	Fourth Quarter		Full Year
	2013	2012	2013	2012
	($ in millions except per share and RevPAR data)

Net income (loss) to common shareholders	$4.8	$2.6	$20.0	$8.3
Net income (loss) per diluted share	$0.08	$0.04	$0.32	$0.14

Same-Property RevPAR(1)	$183.49	$174.46	$185.50	$174.30
Same-Property RevPAR growth rate	5.2%		6.4%

Same-Property EBITDA(1)	$43.5	$39.6	$162.5	$149.3
Same-Property EBITDA growth rate	9.8%		8.9%
Same-Property EBITDA Margin(1)	28.9%	27.8%	28.3%	27.4%

Adjusted EBITDA(1)	$40.9	$31.9	$150.1	$114.2
Adjusted EBITDA growth rate	28.0%		31.5%

Adjusted FFO (1)	$24.6	$18.5	$91.3	$66.1
Adjusted FFO per diluted share(1)	$0.39	$0.30	$1.47	$1.17
Adjusted FFO per diluted share growth rate	27.3%		24.9%

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property revenue per available room (“RevPAR”), average daily rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Inclusion Reference Table later in this press release.

“We’re very pleased with our portfolio’s strong overall performance in 2013,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “This was another very good year for the hotel industry, and another great year for Pebblebrook, as industry demand well outpaced supply due to consistent growth in business transient, leisure and international inbound travel. Our strategy of owning high quality hotels in high barrier to entry major gateway cities has enabled us to take advantage of these positive fundamentals and continue to outperform the overall industry. Furthermore, we’re very excited about the four west coast hotels we acquired during 2013, as well as the recently completed repositioning and capital investment projects that should benefit our portfolio in 2014 and beyond. Overall, our performance during the year exceeded our expectations as Adjusted FFO per share grew 24.9 percent, which provided us the opportunity to increase our common dividend by 33 percent in 2013.”

2013 Highlights

▪
Same-Property RevPAR: Same-Property revenue per available room (“Same-Property RevPAR”) for the year ended December 31, 2013 increased 6.4 percent over the same period of 2012 to $185.50. Same-Property average daily rate (“Same-Property ADR”) grew 4.6 percent from the comparable period of 2012 to $223.27. Same-Property Occupancy increased 1.8 percent to a robust 83.1 percent.

▪
Same-Property EBITDA: The Company’s hotels generated $162.5 million of Same-Property EBITDA for the year ended December 31, 2013, climbing 8.9 percent from the same period of 2012. Same-Property Revenues increased 5.5 percent, while Same-Property Expenses rose 4.2 percent. As a result, Same-Property EBITDA Margin grew to 28.3 percent for the year ended December 31, 2013, representing an improvement of 88 basis points as compared to the same period last year.

▪	Same-Property EBITDA Per Room: The Company’s Same-Property EBITDA Per Room for the year ended December 31, 2013 increased 8.4 percent from the comparable period of 2012 to $27,677.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA for 2013 rose to $150.1 million from $114.2 million in 2012, a gain of 31.5 percent.

▪	Adjusted FFO: The Company’s Adjusted FFO for 2013 climbed 38.0 percent to $91.3 million, compared with $66.1 million for the prior year period.

▪
Dividends: During 2013, the Company declared dividends of $0.64 per share on its common shares, $1.96875 per share on its 7.875% Series A Cumulative Redeemable Preferred Shares, $2.00 per share on its 8.0% Series B Cumulative Redeemable Preferred Shares and $1.340625 per share on its 6.50% Series C Cumulative Redeemable Preferred Shares.

Based on the Company’s 2014 outlook and the continued improvement in the operating performance of the Company’s hotels, the Company expects to increase its quarterly dividend on its common shares to $0.23 per share, commencing with the dividend for the first quarter of 2014. This proposed increase represents a 43.8 percent increase over the Company’s current quarterly dividend of $0.16.

“The hotel industry’s fundamentals strengthened further in 2013, as demand for hotel rooms in the U.S. climbed a healthy 2.2 percent, while supply grew only 0.7 percent, pushing industry occupancy up again, allowing for significant rate improvement and resulting in hotel industry RevPAR growth of 5.4 percent,” added Mr. Bortz. “Pebblebrook’s Same-Property RevPAR growth of 6.4 percent exceeded the industry’s, as we benefited from our strategy of investing primarily in stronger urban markets in major gateway cities, aided further by positive results from our west coast emphasis and our capital reinvestment programs. We’re looking forward to continuing the progress we’ve made in improving the operating performance of our hotels through our asset management initiatives and the implementation of our best practices. As we look forward to 2014, the U.S. hotel industry should continue to strengthen as the economy recovers, group and transient business travel increases, and new supply remains below demand growth, and well below historical averages.”

Fourth Quarter Highlights

▪
Same-Property RevPAR: Same-Property RevPAR in the fourth quarter of 2013 increased 5.2 percent over the same period of 2012 to $183.49. Same-Property ADR grew 4.3 percent from the fourth quarter of 2012 to $229.16. Same-Property Occupancy rose 0.9 percent to a very strong 80.1 percent.

▪
Same-Property EBITDA: The Company’s hotels generated $43.5 million of Same-Property EBITDA for the quarter ended December 31, 2013, climbing 9.8 percent compared with the same period of 2012. Same-Property Revenues increased 5.6 percent, while Same-Property Hotel Expenses rose 4.0 percent. As a result, Same-Property EBITDA Margin grew to 28.9 percent for the quarter ended December 31, 2013, representing an increase of 110 basis points as compared to the same period last year.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA rose to $40.9 million from $31.9 million in the prior year period, an increase of $9.0 million, or 28.0 percent.

▪	Adjusted FFO: The Company’s Adjusted FFO climbed 32.5 percent to $24.6 million from $18.5 million in the prior year period.

▪
Dividends: On December 13, 2013, the Company declared a regular quarterly cash dividend of $0.16 per share on its common shares, a regular quarterly cash dividend of $0.4921875 per share on its 7.875% Series A Cumulative Redeemable Preferred Shares, a regular quarterly cash dividend of $0.50 per share on its 8.00% Series B Cumulative Redeemable Preferred Shares and a regular quarterly cash dividend of $0.40625 per share on its 6.50% Series C Cumulative Redeemable Preferred Shares.

Capital Reinvestment and Asset Management

During 2013, the Company made $53.1 million of capital improvements throughout its portfolio, which includes the Company’s 49 percent interest in its six hotel joint venture with Denihan Hospitality Group (the “Manhattan Collection”). The Company’s capital improvements included $8.5 million at Hotel Zetta, $3.7 million at Sofitel Philadelphia, $3.6 million at Hotel Vintage Park Seattle and $2.8 million at Le Méridien Delfina Santa Monica, as well as $7.5 million at the Affinia 50, which represents the Company’s 49 percent share of the joint venture’s investment.

In the first quarter of 2013, the Company completed the $13.4 million comprehensive renovation and redevelopment of Hotel Zetta in San Francisco, CA. This multi-phase, transformational repositioning included every facet of the property, including the guest rooms, corridors, public areas, meeting space, lobby, entry, exterior and leased restaurant, as well as a renaming of the hotel.

In the second quarter of 2013, the Company completed a guest rooms and corridors renovation totaling $4.5 million at the Sofitel Philadelphia and, along with its joint venture partner, a $7.3 million (the Company’s 49 percent share equaled $3.6 million) renovation and reconfiguration of Affinia Manhattan’s lobby and meeting space, including the entry, lobby, meeting space, back of house and the reconfiguration and creation of 2,167 square feet of additional meeting space.

In the third quarter of 2013, the Company completed a refurbishment of the guest rooms and fitness center at The Benjamin totaling $3.0 million.

In the fourth quarter of 2013, the Company, along with its joint venture partner, completed a comprehensive property renovation at the Affinia 50 totaling $18.4 million (the Company’s 49 percent share equaled $9.0 million). This renovation touched all areas of the hotel, including the lobby, entry, guest rooms, corridors, exterior and public areas, as well as the creation of 41 additional guest rooms, expanding the number of guest rooms from 210 to 251.

“The completed capital investment programs at Affinia 50, Hotel Zetta, The Benjamin, Affinia Manhattan and Sofitel Philadelphia should provide us with additional opportunities to maintain and grow market share at each hotel by generating higher room rates and increased RevPAR penetration,” continued Mr. Bortz. “We expect these projects will substantially increase the profitability and value of these hotels, while also benefitting our portfolio as a whole when combined with the benefit of the continuing performance ramp-up resulting from prior renovations and capital investments at the Le Méridien Delfina Santa Monica, Hotel Monaco Seattle, Westin San Diego Gaslamp Quarter, Argonaut Hotel, InterContinental Buckhead, Sir Francis Drake, Grand Hotel Minneapolis and DoubleTree by Hilton Bethesda.”

During 2014 the Company has a comprehensive renovation and repositioning planned at the 355-room Radisson Hotel Fisherman’s Wharf, which is expected to commence in the fourth quarter of 2014; a comprehensive renovation and repositioning of the 125-room Hotel Vintage Park Seattle, which began in the fourth quarter of 2013; the restaurant, lobby renovation and addition of five guest rooms at the 196-room Hotel Palomar San Francisco, which commenced in the first quarter of 2014; a guest rooms and public areas renovation of the 258-room W Los Angeles-Westwood, which is expected to begin in the fourth quarter of 2014; and the renovation of the lobby and atrium at the 337-room Embassy Suites San Diego Bay Downtown, which is planned to commence in the fourth quarter of 2014.

In addition to its capital reinvestment programs, the Company continues to implement a comprehensive array of asset management best practices and initiatives throughout its portfolio to enhance hotel revenues and improve operating efficiencies to promote expense controls and strong margin growth. To date, the Company has identified approximately $20.4 million of annualized best practices and asset management opportunities throughout its portfolio.

“We’re thrilled with the progress we’ve made in implementing our asset management initiatives and best practices across our hotel portfolio. These programs are instrumental to the strong EBITDA margin growth we’ve achieved over the last several years and for us to drive margin growth higher over the next few years,” continued Mr. Bortz. “We greatly appreciate the hard work and support of our hotel management teams, who continue to work collaboratively with our asset managers to find new opportunities to grow revenues, reduce expenses, improve operating efficiencies and increase our cash flow. We expect additional improvement in our performance in 2014 and 2015 as these efficiencies and operating enhancements are implemented and savings are actualized and annualized.”

Acquisitions

In 2013, the Company successfully acquired four urban high-quality, upper upscale, full-service hotels with a total of 923 guest rooms for a total investment of $326.0 million. All of the Company’s 2013 acquisitions are located in highly desirable major gateway cities on the west coast.

“We’re very excited about increasing our investment in our west coast target markets of San Diego, Los Angeles, Portland and San Francisco,” said Mr. Bortz. “We believe these properties offer excellent opportunities for strong RevPAR growth, margin expansion and value creation through renovations, the further implementation of our asset management initiatives and from the underlying strength of these markets.”

Capital Markets

During 2013, the Company completed numerous attractive capital market transactions to help fund strategic growth and maintain its strong balance sheet. The Company raised $79.3 million in net proceeds through common share offerings and its ATM program, $96.9 million in net proceeds through a preferred share offering and, along with our joint venture partner, originated $50.0 million of new debt.

▪
On April 4, 2013, the joint venture that owns the Manhattan Collection successfully completed a new $50.0 million interest-only, non-recourse, secured loan at a fixed annual interest rate of 3.14 percent and a term of five years. The loan is collateralized by a first mortgage on the 242-room Affinia Dumont hotel in New York, New York.

▪	On April 11, 2013, the Company completed an underwritten public offering of 4.0 million shares of its 6.50% Series C Cumulative Redeemable Preferred Shares, resulting in net proceeds of $96.9 million.

▪	On November 6, 2013, the Company completed an underwritten public offering of 2.5 million common shares at a price per share of $29.70, resulting in net proceeds of $74.5 million.

▪	During 2013, the Company issued and sold 171,893 common shares under its ATM offering program at an average price of $28.09 per share, for total net proceeds of $4.8 million.

“We’re delighted with our continued ability to access the capital markets,” commented Raymond D. Martz, Chief Financial Officer of Pebblebrook Hotel Trust. “The support from our investors and our banks has allowed us to maintain a strong balance sheet and lower our overall cost of capital, while providing us with additional capacity for acquisitions.”

Balance Sheet

As of December 31, 2013, the Company had $548.4 million in consolidated debt and $225.4 million in unconsolidated, non-recourse, secured debt at weighted-average interest rates of 4.4 percent and 3.6 percent, respectively. The Company’s total combined consolidated and unconsolidated weighted-average interest rate on its debt is 4.2 percent. The Company had $100.0 million outstanding in the form of an unsecured term loan and no outstanding balance on its $200.0 million senior unsecured revolving credit facility. As of December 31, 2013, the Company had $71.6 million of consolidated cash, cash equivalents and restricted cash and $14.5 million of unconsolidated cash, cash equivalents and restricted cash. The unconsolidated debt, cash, cash equivalents and restricted cash amounts represent the Company’s 49 percent pro rata interest in the Manhattan Collection.

On December 31, 2013, as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 2.4 times and total net debt to trailing 12-month corporate EBITDA was 4.2 times. The Company’s total debt to total assets ratio was 30 percent. Excluding its interest in the off-balance sheet Manhattan Collection, the Company’s fixed charge coverage ratio was 2.3 times, net debt to trailing 12-month corporate EBITDA was 3.5 times and total debt to total assets ratio was 29 percent.

2014 Outlook

The Company's outlook for 2014, which remains unchanged from its outlook announced in January 2014, incorporates the expected impact of the Company’s various capital investment projects and assumes continued improvement in economic activity, positive business travel trends and other significant assumptions. The Company’s outlook for 2014 is as follows:

	2014 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income	$64.1	$69.1
Net income per diluted share	$0.99	$1.07

Adjusted EBITDA	$177.5	$182.5

Adjusted FFO	$115.4	$120.4
Adjusted FFO per diluted share	$1.78	$1.86

This 2014 outlook is based, in part, on the following estimates and assumptions:

U.S. GDP growth rate	2.0%	2.5%
U.S. Hotel Industry RevPAR growth rate	5.0%	6.0%

Same-Property RevPAR	$195	$197
Same-Property RevPAR growth rate	6.5%	7.5%

Same-Property EBITDA	$195.0	$200.0
Same-Property EBITDA Margin	30.0%	30.5%
Same-Property EBITDA Margin growth rate	125 bps	175 bps

Corporate cash general and administrative expenses	$13.5	$13.5
Corporate non-cash general and administrative expenses	$6.5	$6.5

Total capital investments related to renovations, capital maintenance and return on investment projects	$50.0	$60.0

Weighted-average fully diluted shares and units	64.8	64.8

The Company’s outlook for the first quarter of 2014 is as follows:

	First Quarter 2014 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Same-Property RevPAR	$164.50	$166.00
Same-Property RevPAR growth rate	5.5%	6.5%

Same-Property EBITDA	$30.5	$32.5
Same-Property EBITDA Margin	22.8%	23.3%
Same-Property EBITDA Margin growth rate	100 bps	150 bps

Adjusted EBITDA	$26.0	$28.0
Adjusted FFO	$13.0	$15.0
Adjusted FFO per diluted share	$0.20	$0.23

Weighted-average fully diluted shares and units	64.8	64.8

The Company’s outlook for 2014 and First Quarter 2014 reflects the Company’s 49 percent pro rata interest in the Manhattan Collection.

The Company’s estimates and assumptions for Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property EBITDA, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate for 2014 include the hotels owned as of December 31, 2013, as if they had been owned by the Company for the entire year of 2013. The Company’s 2014 outlook assumes no additional acquisitions beyond the hotels the Company owned as of December 31, 2013.

Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, February 21, 2014 at 10:00 AM EST. To participate in the conference call, please dial (888) 329-8877 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to http://www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of http://www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 29 hotels, including 23 wholly owned hotels with a total of 5,546 guest rooms and a 49% joint venture interest in six hotels with a total of 1,775 guest rooms. The Company owns, or has an ownership interest in, hotels located in ten states and the District of Columbia, including: Los Angeles, California (Hollywood, Santa Monica, West Hollywood and Westwood); San Diego, California; San Francisco, California; Miami, Florida; Buckhead, Georgia; Bethesda, Maryland; Boston, Massachusetts; Minneapolis, Minnesota; New York, New York; Portland, Oregon; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Seattle, Washington; and Washington, DC. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin and EBITDA Margin growth, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of February 20, 2013. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1300

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except for share and per share data)

	December 31, 2013	December 31, 2012

ASSETS
Assets:
Investment in hotel properties, net	$1,717,611	$1,417,229
Investment in joint venture	260,304	283,011
Ground lease asset, net	19,217	10,283
Cash and cash equivalents	55,136	85,900
Restricted cash	16,482	12,034
Hotel receivables (net of allowance for doubtful accounts of $270 and $28, respectively)	16,850	13,463
Deferred financing costs, net	4,736	5,753
Prepaid expenses and other assets	26,595	18,489
Total assets	$2,116,931	$1,846,162

LIABILITIES AND EQUITY

Liabilities:
Senior unsecured revolving credit facility	$—	$—
Term loan	100,000	100,000
Mortgage debt (including mortgage loan premium of $5,888 and $2,498, respectively)	454,247	368,508
Accounts payable and accrued expenses	61,428	47,364
Advance deposits	8,432	4,596
Accrued interest	1,945	1,328
Distribution payable	15,795	11,274
Total liabilities	641,847	533,070
Commitments and contingencies
Equity:
Preferred shares of beneficial interest, $.01 par value (liquidation preference of $325,000 and $225,000 at December 31, 2013 and December 31, 2012), 100,000,000 shares authorized; 13,000,000 shares issued and outstanding at December 31, 2013 and 9,000,000 issued and outstanding at December 31, 2012	130	90
Common shares of beneficial interest, $.01 par value, 500,000,000 shares authorized; 63,709,628 issued and outstanding at December 31, 2013 and 60,955,090 issued and outstanding at December 31, 2012	637	610
Additional paid-in capital	1,541,138	1,362,349
Accumulated other comprehensive income (loss)	1,086	(300)
Distributions in excess of retained earnings	(69,652)	(49,798)
Total shareholders’ equity	1,473,339	1,312,951
Non-controlling interests	1,745	141
Total equity	1,475,084	1,313,092
Total liabilities and equity	$2,116,931	$1,846,162

Pebblebrook Hotel Trust
Consolidated Statement of Operations
($ in thousands, except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012

Revenues:
Hotel operating revenues:
Room	$80,999	$64,135	$321,630	$239,218
Food and beverage	37,240	34,122	136,531	117,752
Other operating	8,529	6,485	31,056	23,718
Total revenues	$126,768	$104,742	$489,217	$380,688

Expenses:
Hotel operating expenses:
Room	$21,622	$17,692	$83,390	$63,213
Food and beverage	26,064	24,533	100,244	86,369
Other direct	3,693	3,301	14,037	12,236
Other indirect	33,634	27,767	126,527	99,766
Total hotel operating expenses	85,013	73,293	324,198	261,584
Depreciation and amortization	14,823	12,052	55,570	42,794
Real estate taxes, personal property taxes and property insurance	6,258	4,966	23,498	17,576
Ground rent	1,894	1,003	7,554	2,611
General and administrative	4,328	4,481	17,166	16,777
Hotel acquisition costs	1,947	894	3,376	2,234
Total operating expenses	114,263	96,689	431,362	343,576
Operating income (loss)	12,505	8,053	57,855	37,112
Interest income	656	113	2,620	224
Interest expense	(6,223)	(4,261)	(23,680)	(14,932)
Equity in earnings (loss) of joint venture	5,131	4,334	7,623	5,970
Income (loss) before income taxes	12,069	8,239	44,418	28,374
Income tax (expense) benefit	(1,089)	(1,026)	(1,226)	(1,866)
Net income (loss)	10,980	7,213	43,192	26,508
Net income (loss) attributable to non-controlling interests	63	125	274	429
Net income (loss) attributable to the Company	10,917	7,088	42,918	26,079
Distributions to preferred shareholders	(6,081)	(4,456)	(22,953)	(17,825)
Net income (loss) attributable to common shareholders	$4,836	$2,632	$19,965	$8,254

Net income (loss) per share available to common shareholders, basic and diluted	$0.08	$0.04	$0.32	$0.14
Weighted-average number of common shares, basic	62,719,628	60,510,386	61,498,389	55,806,543
Weighted-average number of common shares, diluted	63,065,226	60,619,996	61,836,741	55,955,497

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO, EBITDA, Adjusted FFO and Adjusted EBITDA
($ in thousands, except per share data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Net income (loss)	$10,980	$7,213	$43,192	$26,508
Adjustments:
Depreciation and amortization	14,779	12,012	55,398	42,638
Depreciation and amortization from joint venture	2,117	2,523	8,892	9,856
FFO	$27,876	$21,748	$107,482	$79,002
Distribution to preferred shareholders	$(6,081)	$(4,456)	$(22,953)	$(17,825)
FFO available to common share and unit holders	$21,795	$17,292	$84,529	$61,177
Hotel acquisition costs	1,947	894	3,376	2,234
Non-cash ground rent	723	55	3,128	219
Amortization of Class A LTIP units	395	395	1,579	1,579
Management/franchise contract transition costs	254	—	558	1,007
Interest expense adjustment for above market loan	(544)	(99)	(1,918)	(99)
Adjusted FFO available to common share and unit holders	$24,570	$18,537	$91,252	$66,117

FFO per common share - basic	$0.35	$0.28	$1.37	$1.09
FFO per common share - diluted	$0.34	$0.28	$1.36	$1.09
Adjusted FFO per common share - basic	$0.39	$0.30	$1.47	$1.18
Adjusted FFO per common share - diluted	$0.39	$0.30	$1.47	$1.17
Weighted-average number of basic common shares and units	63,147,593	60,891,495	61,891,308	56,187,652
Weighted-average number of fully diluted common shares and units	63,493,191	61,001,105	62,229,660	56,336,606

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012

Net income (loss)	$10,980	$7,213	$43,192	$26,508
Adjustments:
Interest expense	6,223	4,261	23,680	14,932
Interest expense from joint venture	2,302	3,485	8,902	13,160
Income tax expense (benefit)	1,089	1,026	1,226	1,866
Depreciation and amortization	14,823	12,052	55,570	42,794
Depreciation and amortization from joint venture	2,117	2,523	8,892	9,856
EBITDA	$37,534	$30,560	$141,462	$109,116
Hotel acquisition costs	1,947	894	3,376	2,234
Non-cash ground rent	723	55	3,128	219
Amortization of Class A LTIP units	395	395	1,579	1,579
Management/franchise contract transition costs	254	—	558	1,007

Adjusted EBITDA	$40,853	$31,904	$150,103	$114,155

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations - Funds from operations (“FFO”) represents net income (computed in accordance with GAAP), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA and Adjusted FFO, because it believes that adjusting EBITDA and FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA and FFO for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA and Adjusted FFO:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Hotel acquisition costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Amortization of Class A LTIP units: The Company excludes the non-cash amortization of LTIP Units expensed during the period.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for above-market loans: The Company excludes interest expense adjustment for above-market loans assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.

The Company’s presentation of FFO in accordance with the NAREIT White Paper and EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The table above is a reconciliation of the Company’s FFO and EBITDA calculations to net income in accordance with GAAP.

Pebblebrook Hotel Trust
Manhattan Collection Statements of Operations
(Reflects the Company's 49% ownership interest in the Manhattan Collection)
($ in thousands)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Revenues:
Hotel operating revenues:
Room	$22,015	$22,885	$75,209	$76,161
Food and beverage	2,253	2,033	6,905	6,705
Other operating	691	651	2,560	2,617
Total revenues	24,959	25,569	84,674	85,483

Expenses:
Total hotel expenses	15,390	15,266	58,981	56,586
Depreciation and amortization	2,117	2,523	8,892	9,856
Total operating expenses	17,507	17,789	67,873	66,442
Operating income (loss)	7,452	7,780	16,801	19,041
Interest income	23	30	80	129
Interest expense	(2,302)	(3,485)	(8,902)	(13,160)
Other	(42)	9	(356)	(40)
Equity in earnings of joint venture	$5,131	$4,334	$7,623	$5,970

	Fixed Interest Rate	Loan Amount
Debt:
Mortgage(1)	3.61%	$225,400
Cash and cash equivalents		(8,782)
Net Debt		216,618
Restricted cash		(5,720)
Net Debt including restricted cash		$210,898

(1) Does not include the Company's pro rata interest of the $50.0 million preferred capital the Company made to the joint venture, in which Pebblebrook has a 49% ownership interest.

Notes:

These operating results represent the Company's 49% ownership interest in the Manhattan Collection. The Manhattan Collection consists of the following six hotels: Affinia Manhattan, Affinia 50, Affinia Dumont, Affinia Shelburne, Affinia Gardens and The Benjamin. The operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. Any differences are a result of rounding.

The information above has not been audited and has been presented only for informational purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Entire Portfolio
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Total Portfolio
Same-Property Occupancy	80.1%	79.4%	83.1%	81.6%
Increase/(Decrease)	0.9%		1.8%
Same-Property ADR	$229.16	$219.79	$223.27	$213.49
Increase/(Decrease)	4.3%		4.6%
Same-Property RevPAR	$183.49	$174.46	$185.5	$174.30
Increase/(Decrease)	5.2%		6.4%

Notes:

This schedule of hotel results for the three months ended December 31, includes information from all of the hotels the Company owned as of December 31, 2013, except for Radisson Hotel Fisherman's Wharf for both 2013 and 2012. This schedule of hotel results for the years ended December 31, includes information from all of the hotels the Company owned as of December 31, 2013, except for the Hotel Zetta for the first quarter, The Redbury Hotel for the first and second quarters, Hotel Modera for the first, second and third quarters and Radisson Hotel Fisherman's Wharf for the first, second, third and fourth quarters of both 2013 and 2012. Results for the Manhattan Collection reflect the Company's 49% ownership interest. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Wholly Owned
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Total Portfolio
Same-Property Occupancy	78.6%	77.1%	82.2%	80.0%
Increase/(Decrease)	1.9%		2.8%
Same-Property ADR	$213.20	$200.65	$213.93	$202.89
Increase/(Decrease)	6.3%		5.4%
Same-Property RevPAR	$167.65	$154.77	$175.87	$162.24
Increase/(Decrease)	8.3%		8.4%

Notes:

This schedule of hotel results for the three months ended December 31, includes information from all of the hotels the Company owned as of December 31, 2013, except for Radisson Hotel Fisherman's Wharf and the Company's 49% ownership interest in the Manhattan Collection for both 2013 and 2012. This schedule of hotel results for the years ended December 31, includes information from all of the hotels the Company owned as of December 31, 2013, except for the Hotel Zetta for the first quarter, The Redbury Hotel for the first and second quarters, Hotel Modera for the first, second and third quarters and Radisson Hotel Fisherman's Wharf for the first, second, third and fourth quarters and the Company's 49% ownership interest in the Manhattan Collection for both 2013 and 2012. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Manhattan Collection
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Total Portfolio
Same-Property Occupancy	88.8%	92.8%	88.2%	91.5%
Increase/(Decrease)	(4.4)%		(3.6)%
Same-Property ADR	$314.90	$315.52	$274.44	$267.81
Increase/(Decrease)	(0.2)%		2.5%
Same-Property RevPAR	$279.57	$292.94	$242.16	$245.05
Increase/(Decrease)	(4.6)%		(1.2)%

Notes:

This schedule of hotel results for the three months and full years ended December 31, includes only information for the six hotels that comprise the Manhattan Collection as of December 31, 2013. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Entire Portfolio
($ in thousands, except per room data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012

Same-Property Revenues:
Rooms	$102,081	$95,666	$396,423	$371,822
Food and beverage	39,493	38,832	144,238	141,380
Other	8,887	7,944	33,332	30,871
Total hotel revenues	150,461	142,442	573,993	544,073

Same-Property Expenses:
Rooms	$27,135	$25,387	$105,819	$98,793
Food and beverage	27,975	28,333	107,751	106,655
Other direct	3,786	4,048	14,479	15,828
General and administrative	13,034	12,385	49,911	47,390
Sales and marketing	10,657	10,058	41,045	39,465
Management fees	5,103	4,645	18,457	16,806
Property operations and maintenance	4,917	4,573	18,313	17,927
Energy and utilities	3,740	3,654	14,718	14,799
Property taxes	6,772	6,185	26,215	23,131
Other fixed expenses	3,875	3,598	14,742	14,010
Total hotel expenses	106,994	102,866	411,450	394,804

Same-Property EBITDA	$43,467	$39,576	$162,543	$149,269

Same-Property EBITDA Margin	28.9%	27.8%	28.3%	27.4%

Same-Property EBITDA Per Room			$27,677	$25,533

Notes:

This schedule of hotel results for the three months ended December 31, includes information from all of the hotels the Company owned as of December 31, 2013, except for Radisson Hotel Fisherman's Wharf for both 2013 and 2012. This schedule of hotel results for the years ended December 31, includes information from all of the hotels the Company owned as of December 31, 2013, except for the Hotel Zetta for the first quarter, The Redbury Hotel for the first and second quarters, Hotel Modera for the first, second and third quarters and Radisson Hotel Fisherman's Wharf for the first, second, third and fourth quarters of both 2013 and 2012. Results for the Manhattan Collection reflect the Company's 49% ownership interest. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Wholly Owned
($ in thousands, except per room data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012

Same-Property Revenues:
Rooms	$80,066	$72,781	$321,214	$295,661
Food and beverage	37,240	36,799	137,333	134,675
Other	8,196	7,293	30,772	28,254
Total hotel revenues	125,502	116,873	489,319	458,590

Same-Property Expenses:
Rooms	$21,262	$19,537	$83,100	$76,638
Food and beverage	26,120	26,528	101,093	100,370
Other direct	3,670	3,946	14,011	15,393
General and administrative	11,021	10,324	42,046	39,976
Sales and marketing	9,300	8,712	35,934	34,567
Management fees	4,337	3,871	15,811	14,148
Property operations and maintenance	4,099	3,807	15,208	15,026
Energy and utilities	3,151	2,994	12,160	12,128
Property taxes	4,898	4,390	18,854	16,365
Other fixed expenses	3,746	3,491	14,252	13,607
Total hotel expenses	91,604	87,600	352,469	338,218

Same-Property EBITDA	$33,898	$29,273	$136,850	$120,372

Same-Property EBITDA Margin	27.0%	25.0%	28.0%	26.2%

Same-Property EBITDA Per Room			$27,354	$24,089

Notes:

This schedule of hotel results for the three months ended December 31, includes information from all of the hotels the Company owned as of December 31, 2013, except for Radisson Hotel Fisherman's Wharf and the Company's 49% ownership interest in the Manhattan Collection for both 2013 and 2012. This schedule of hotel results for the years ended December 31, includes information from all of the hotels the Company owned as of December 31, 2013, except for the Hotel Zetta for the first quarter, The Redbury Hotel for the first and second quarters, Hotel Modera for the first, second and third quarters and Radisson Hotel Fisherman's Wharf for the first, second, third and fourth quarters of both 2013 and 2012 and the Company's 49% ownership interest in the Manhattan Collection for both 2013 and 2012. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Manhattan Collection
($ in thousands, except per room data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Same-Property Revenues:
Rooms	$22,015	$22,885	$75,209	$76,161
Food and beverage	2,253	2,033	6,905	6,705
Other	691	651	2,560	2,617
Total hotel revenues	24,959	25,569	84,674	85,483

Same-Property Expenses:
Rooms	$5,873	$5,850	$22,719	$22,154
Food and beverage	1,855	1,805	6,658	6,285
Other direct	115	102	467	436
General and administrative	2,013	2,062	7,865	7,414
Sales and marketing	1,357	1,346	5,111	4,898
Management fees	766	774	2,647	2,658
Property operations and maintenance	818	766	3,105	2,901
Energy and utilities	590	660	2,558	2,671
Property taxes	1,874	1,794	7,361	6,766
Other fixed expenses	129	107	490	403
Total hotel expenses	15,390	15,266	58,981	56,586

Same-Property EBITDA	$9,569	$10,303	$25,693	$28,897

Same-Property EBITDA Margin	38.3%	40.3%	30.3%	33.8%

Same-Property EBITDA Per Room			$29,541	$34,029

Notes:

This schedule of hotel results reflects the Company's 49% ownership interest in the Manhattan Collection for the three months and years ended December 31, and only includes information for the six hotels that comprise the Manhattan Collection as of December 31, 2013. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

DoubleTree by Hilton Bethesda-Washington DC	X	X	X	X
Sir Francis Drake	X	X	X	X
InterContinental Buckhead	X	X	X	X
Hotel Monaco Washington DC	X	X	X	X
The Grand Hotel Minneapolis	X	X	X	X
Skamania Lodge	X	X	X	X
Le Meridien Delfina Santa Monica (formerly Sheraton)	X	X	X	X
Sofitel Philadelphia	X	X	X	X
Argonaut Hotel	X	X	X	X
Westin Gaslamp Quarter San Diego	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
Viceroy Miami	X	X	X	X
W Boston	X	X	X	X
Manhattan Collection	X	X	X	X
Hotel Zetta		X	X	X
Hotel Vintage Park Seattle	X	X	X	X
Hotel Vintage Plaza Portland	X	X	X	X
W Los Angeles - Westwood	X	X	X	X
Hotel Palomar San Francisco	X	X	X	X
Embassy Suites San Diego Bay	X	X	X	X
The Redbury Hotel			X	X
Hotel Modera				X
Radisson Hotel Fisherman's Wharf

Notes:

A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s fourth quarter Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of December 31, 2013, except for Radisson Hotel Fisherman's Wharf, for both 2013 and 2012. Results for the Manhattan Collection reflect the Company's 49% ownership interest. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

The Company’s full year Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of December 31, 2013, except for the Hotel Zetta for the first quarter, The Redbury Hotel for the first and second quarters, Hotel Modera for the first, second and third quarters and Radisson Hotel Fisherman's Wharf for the first, second, third and fourth quarters of both 2013 and 2012. Results for the Manhattan Collection reflect the Company's 49% ownership interest. Operating statistics and financial results include periods prior to the Company’s ownership of the hotels.

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the Company's 2014 Outlook include the hotels owned as of December 31, 2013. The operating statistics and financial results in this press release may include periods prior to the Company’s ownership of the hotels. The hotel operating estimates and assumptions for the Manhattan Collection included in the Company's 2014 Outlook only reflect the Company's 49% ownership interest in those hotels.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2012	Second Quarter 2012	Third Quarter 2012	Fourth Quarter 2012	Full Year 2012

Occupancy	75%	85%	87%	80%	82%
ADR	$191	$213	$217	$217	$210
RevPAR	$143	$180	$189	$172	$171

Hotel Revenues	$124.3	$151.6	$156.2	$148.4	$580.4
Hotel EBITDA	$25.3	$46.8	$50.6	$42.3	$165.0

	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013	Full Year 2013

Occupancy	79%	86%	87%	80%	83%
ADR	$196	$223	$231	$226	$220
RevPAR	$156	$193	$202	$182	$183

Hotel Revenues	$132.4	$160.7	$164.3	$156.7	$614.1
Hotel EBITDA	$28.9	$51.2	$53.2	$46.1	$179.4

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of December 31, 2013, except for the operating results of Hotel Zetta for the first quarter of 2012. The hotel operating results for the Manhattan Collection only include 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Wholly Owned
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2012	Second Quarter 2012	Third Quarter 2012	Fourth Quarter 2012	Full Year 2012

Occupancy	73%	83%	86%	77%	80%
ADR	$189	$201	$208	$198	$200
RevPAR	$138	$168	$180	$154	$160

Hotel Revenues	$108.5	$128.9	$134.7	$122.8	$494.9
Hotel EBITDA	$23.1	$38.2	$42.7	$32.0	$136.1

	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013	Full Year 2013

Occupancy	78%	86%	87%	79%	83%
ADR	$194	$212	$224	$211	$211
RevPAR	$152	$183	$195	$167	$174

Hotel Revenues	$116.1	$138.5	$143.1	$131.7	$529.4
Hotel EBITDA	$27.1	$43.6	$46.5	$36.5	$153.7

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of December 31, 2013, except for the operating results of Hotel Zetta for the first quarter of 2012 and the Company's 49% interest in the Manhattan Collection. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Manhattan Collection
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2012	Second Quarter 2012	Third Quarter 2012	Fourth Quarter 2012	Full Year 2012

Occupancy	87%	93%	93%	93%	91%
ADR	$201	$282	$268	$316	$268
RevPAR	$175	$263	$249	$293	$245

Hotel Revenues	$15.8	$22.7	$21.5	$25.6	$85.5
Hotel EBITDA	$2.1	$8.6	$7.8	$10.3	$28.9

	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013	Full Year 2013

Occupancy	86%	88%	90%	89%	88%
ADR	$212	$292	$276	$315	$274
RevPAR	$183	$258	$247	$280	$242

Hotel Revenues	$16.3	$22.2	$21.2	$25.0	$84.7
Hotel EBITDA	$1.7	$7.6	$6.7	$9.6	$25.7

Notes:

These historical hotel operating results include only information from the 6 hotel properties in the Manhattan Collection. The hotel operating results for the Manhattan Collection only include 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Hotel Same-Property Hotel EBITDA by Property
($ in millions)
(Unaudited)

	Year ended December 31,
Hotel	2013	2012	2011	2010

DoubleTree by Hilton Bethesda-Washington DC	$4.6	$5.1	$4.7	$4.7
Sir Francis Drake	10.1	8.4	5.0	3.4
InterContinental Buckhead	13.4	11.6	9.6	8.3
Hotel Monaco Washington DC	7.9	7.6	6.9	5.5
The Grand Hotel Minneapolis	3.4	3.4	2.4	1.5
Skamania Lodge	6.0	5.2	4.8	4.4
Le Méridien Delfina Santa Monica (formerly Sheraton)	8.0	6.9	6.8	5.3
Sofitel Philadelphia	6.5	6.7	6.0	4.3
Argonaut Hotel	10.2	8.5	6.5	5.2
Westin Gaslamp Quarter San Diego	11.2	9.7	8.2	8.4
Hotel Monaco Seattle	5.2	3.4	2.9	2.2
Mondrian Los Angeles	8.2	7.4	8.9	7.9
Viceroy Miami	3.2	2.8	1.8	(0.7)
W Boston	6.2	5.8	4.4	3.8
Manhattan Collection	25.7	28.9	24.0	21.9
Hotel Zetta	2.8	N/A	N/A	N/A
Hotel Vintage Park Seattle	2.7	2.4	2.2	1.8
Hotel Vintage Plaza Portland	2.7	1.8	1.9	1.3
W Los Angeles - Westwood	8.7	8.0	6.9	5.6
Hotel Palomar San Francisco	4.6	3.8	3.0	1.3
Embassy Suites San Diego Bay	8.9	8.8	8.2	7.6
The Redbury Hotel	2.6	2.8	2.2	N/A
Hotel Modera	4.5	3.9	3.3	2.7
Radisson Hotel Fisherman's Wharf	12.1	11.2	8.7	7.3
Total Hotel EBITDA	$179.4	$164.1	$139.3	$113.7

Notes:
These historical Same-Property Hotel EBITDA results include information for all of the hotels the Company owned as of December 31, 2013, except for Hotel Zetta for years ended 2010, 2011 and 2012 and The Redbury hotel for the year ended 2010. The Same-Property Hotel EBITDA results for the Manhattan Collection include 49% of the actual results for the 6 properties to reflect the Company's 49% ownership interest in these hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

The information above has not been audited and has been presented only for comparison purposes.